                                                                    Exhibit 4.18

                               _______ AUGUST 1999


                                  BY AND AMONG


                   DONALDSON, LUFKIN & JENRETTE INTERNATIONAL

                               NETIA HOLDINGS S.A.

                             SHAMROCK HOLDINGS INC.

                         TREFOIL CAPITAL INVESTORS, L.P.

                          ING BANK N.V. (WARSAW BRANCH)

                                 MEIR SREBERNIK

                                       AND

                                 AVRAHAM HOCHMAN


                                ESCROW AGREEMENT


                                LATHAM & WATKINS
                                 ONE ANGEL COURT
                                 LONDON EC2R 7HJ

                                TABLE OF CONTENTS

1.    APPOINTMENT OF ESCROW AGENT; ESTABLISHMENT OF ESCROW ACCOUNTS............2


2.    DEPOSIT OF FUNDS.........................................................3


3.    DEPOSIT OF SHARES........................................................4


4.    DISBURSEMENT OF FUNDS AND RELEASE OF SHARES..............................4


5.    UNDERTAKINGS.............................................................7


6.    RESPONSIBILITY OF ESCROW AGENT...........................................7


7.    NO LIEN..................................................................8


8.    FEES.....................................................................8


9.    AMENDMENT AND CANCELLATION...............................................8


10.   PAYMENT..................................................................8


11.   NOTICES..................................................................8


12.   BINDING EFFECT; ASSIGNMENT; THIRD PARTY BENEFICIARIES...................10


13.   ENTIRE AGREEMENT........................................................10


14.   GOVERNING LAW AND JURISDICTION..........................................10


15.   COUNTERPARTS............................................................10

ESCROW AGREEMENT made on ______ July 1999 (this "AGREEMENT") by and among

1. DONALDSON, LUFKIN & JENRETTE INTERNATIONAL (the "GLOBAL COORDINATOR") for itself and the several Underwriters listed in the Underwriting Agreement (defined herein).

2. NETIA HOLDINGS S.A. a joint-stock company incorporated in the Republic of Poland (the "COMPANY").

3.       SHAMROCK HOLDINGS INC. ("SHAMROCK").

4. TREFOIL CAPITAL INVESTORS, L.P. ("TREFOIL" and each of Trefoil and Shamrock, a "SELLING Stockholder").

5.       ING BANK N.V. (WARSAW BRANCH) (the "ESCROW AGENT").

6. MEIR SREBERNIK as Attorney-in-Fact for each Selling Stockholder pursuant to the Letter of Transmittal and Custody Agreement (the "CUSTODY AGREEMENT") dated ____ July 1999.

7. AVRAHAM HOCHMAN as Attorney-in-Fact for each Selling Stockholder pursuant to the Custody Agreement (each of Mr Srebernik and Mr Hochman an "ATTORNEY-IN-FACT").

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Underwriting Agreement (defined herein).

RECITALS

WHEREAS, pursuant to a resolution adopted at an extraordinary general meeting of the shareholders of the Company held on 26 July 1999, the shareholders of the Company approved an increase in the capital of the Company by the issuance of 5,500,000 common shares each with a nominal value of PLN 6.00 (the "NEW SHARES").

WHEREAS, the Company is offering in an initial public offering 5,500,000 American Depositary Shares ("ADSS") representing the 5,500,000 New Shares. The New Shares are being offered pursuant to an Underwriting Agreement dated ______ July 1999 among the Company, the Selling Stockholders, the Global Coordinator and the other Underwriters named therein (the "UNDERWRITING AGREEMENT").

WHEREAS, pursuant to the Underwriting Agreement, the Selling Stockholders have granted to the Underwriters an option (the "OVER-ALLOTMENT OPTION") to purchase up to a further 825,000 Shares (the "OPTION SHARES") in whole or in part, on more than one occasion, any time within 30 days of the date of the Underwriting Agreement, solely for the purpose of covering over-allotments made in connection with the offering of the ADSs.

WHEREAS, the ADSs will be issued pursuant to a deposit agreement (the "DEPOSIT AGREEMENT") made between the Company and The Bank of New York, as depositary (the "DEPOSITARY").

WHEREAS, all actions have been taken to approve the issuance of the New Shares other than the registration by the Commercial Court in Warsaw of the capital increase required for the issuance of New Shares (the "CAPITAL INCREASE").

WHEREAS, the subscription price for the New Shares is required to be paid prior to the registration of the Capital Increase by the Commercial Court in Warsaw.

WHEREAS, the parties wish that from the date hereof or the relevant Option Closing Date (defined herein), as the case may be, until the date the Commercial Court in Warsaw approves the application for registration of the Capital Increase (the "REGISTRATION DATE") and thereafter until the Share Availability Date (as defined below in Section 4.2): (a) the subscription price for the New Shares and the purchase price for the Option Shares (to the extent the Option Closing Date on the exercise of any over-allotment option is prior to the Share Availability Date) be held in escrow accounts established pursuant hereto and
(b) the Option Shares (to the extent that the Option Closing Date on the exercise of any over-allotment is prior to the Share Availability Date) be held by the Escrow Agent in blocked accounts established pursuant hereto.

WHEREAS pursuant to the Custody Agreement each Selling Stockholder has deposited the Option Shares held by such Selling Stockholder with Meir Srebernik and Avraham Hochman and has appointed each individual as Attorney-in-Fact for such Selling Stockholder.

WHEREAS, the Escrow Agent is willing (a) to accept the deposit of funds and of the Option Shares (b) to invest such funds as directed by the Company subject to approval of the Global Coordinator in accordance with Section 2.4 hereof (the "PERMITTED INVESTMENTS") and (c) to hold and disburse such funds and to hold and transfer the Option Shares subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.       APPOINTMENT OF ESCROW AGENT; ESTABLISHMENT OF ESCROW ACCOUNTS

1.1      APPOINTMENT OF THE ESCROW AGENT

         Each of the Global Coordinator on behalf of the Underwriters, the Company, each Selling Stockholder and each Attorney-in-Fact hereby irrevocably appoints the Escrow Agent as its agent (i) to hold and disburse the funds and Permitted Investments held from time to time by the Escrow Agent (ii) to purchase and sell the Permitted Investments and (iii) to hold and transfer the Option Shares held by the Escrow Agent from time to time, in each case only in accordance with the provisions of this Agreement, and the Escrow Agent hereby accepts such appointment.

1.2      ESTABLISHMENT OF ESCROW ACCOUNTS

         (a) The Escrow Agent hereby agrees to open a cash escrow account in U.S. dollars in the name of the Company (the "COMPANY ESCROW ACCOUNT") for the proceeds from the subscription of the New Shares.

         (b) The Escrow Agent hereby agrees to open a cash escrow account in U.S. dollars in the name of each Selling Stockholder (each a "SELLING STOCKHOLDER ESCROW ACCOUNT" and, together with the Company Escrow Account, the "ESCROW ACCOUNTS" and each an "ESCROW ACCOUNT") for the proceeds from the sale of the Option Shares (to the extent that the Option Closing Date on the exercise of any over-allotment option is prior to the Share Availability Date).

         (c) The Escrow Agent hereby agrees to open a securities escrow account in the name of each Selling Stockholder for the Option Shares (to the extent that the Option Closing Date on the exercise of any over-allotment option is prior to the Share Availability Date) (the "OPTION SHARE BLOCKED ACCOUNTS").

2.       DEPOSIT OF FUNDS

2.1      DEPOSIT OF FUNDS

         The Escrow Agent shall, upon receipt thereof, deposit all funds received in payment for Shares and ADSs in to the relevant Escrow Account in the following manner:

         (a) the subscription price for the New Shares shall be deposited into the Company Escrow Account;

         (b) to the extent that the over-allotment option is exercised and in the event that the purchase price for the Option Shares is paid prior to the Share Availability Date, such purchase price shall be deposited in the relevant Selling Stockholder Escrow Account.

         Upon receipt of such funds on the Closing Date or Option Closing Date, as the case may be, the Escrow Agent shall deliver to the Global Coordinator a certificate in substantially the form of EXHIBIT A.

2.2      CURRENCY OF FUNDS

         The funds deposited in the Escrow Accounts shall be deposited and held in U.S. dollars.

2.3      NO COMMINGLING

         Except as otherwise provided below, the Escrow Agent shall maintain in the relevant Escrow Account only (i) the monies received by the Escrow Agent and paid by the Global Coordinator on behalf of the Underwriters with respect to the Offering and the exercise of any over-allotment option, if applicable, (ii) any amounts received as a result of the investment of such funds, if any, and (iii) interest earned thereon, if any, and shall not commingle such amounts with any other funds held by the Escrow Agent.

2.4      INVESTMENT OF DEPOSITED FUNDS IN PERMITTED INVESTMENTS

         Funds on deposit with the Escrow Agent in the Company Escrow Account and the Selling Stockholder Escrow Account may, following consultation with the Global Coordinator and the Company, be invested by the Escrow Agent only in money market securities issued or directly and fully guaranteed or insured by the full faith and credit of the United States Government or any agency or instrumentality thereof [having maturities of not more than seven days from the date of acquisition] and approved by the Global Coordinator and the Company. Such instructions shall be substantially in the form of EXHIBIT B.

2.5      CERTIFICATION

         The Escrow Agent shall use its best endeavors to provide the Global Coordinator, the Company and/or the relevant Selling Stockholder with such certificates as the Global Coordinator, the Company and/or the relevant Selling Stockholder may from time to time reasonably require, evidencing the amount of funds (including accrued interest, if any) standing to the credit of each of the Escrow Accounts.

3.       DEPOSIT OF SHARES

3.1      DEPOSIT OF EXISTING SHARES

         On or before the relevant Option Closing Date (as defined herein) each Selling Stockholder or the Attorney-in-Fact (as applicable) shall have transferred the Option Shares into the relevant Option Share Blocked Account, which the Escrow Agent shall block until their release in accordance with Section 4 below.

3.2      EVIDENCE OF DEPOSIT OF SHARES

         On or before the relevant Option Closing Date (as defined herein), the Attorney-in-Fact on behalf of each Selling Stockholder shall have delivered to the Escrow Agent with the relevant Option Shares a letter in substantially the form of EXHIBIT C hereto. Upon receipt thereof and of the relevant Option Shares, the Escrow Agent shall deliver to the Global Coordinator and the Attorney-in-Fact an acknowledgement of receipt in substantially the form of EXHIBIT C hereto.

4.       DISBURSEMENT OF FUNDS AND RELEASE OF SHARES

         The Escrow Agent agrees that the funds initially deposited in the Escrow Accounts (the "DEPOSITED FUNDS"), interest accrued thereon and any other return on investment thereof, if any, from the date of deposit (collectively the "ESCROW FUNDS") shall be disbursed and the Option Shares held in the Option Share Blocked Accounts shall be released and transferred, only in accordance with the following provisions.

4.1      DELIVERY OF DOCUMENTS UPON REGISTRATION OF THE CAPITAL INCREASE

         As soon as practicable following registration of the Capital Increase:

         (a)      the Company shall deliver to the Escrow Agent and the Global
                  Coordinator:

                  (i) a Court certified copy of the decision of the Commercial Court in Warsaw approving and registering the Capital Increase; and

                  (ii) [a certificate in substantially the form of EXHIBIT D indicating that (i) the New Shares have been registered in the Company's books in the name of the Custodian named in the Deposit Agreement (the "CUSTODIAN") and (ii) the Option Shares (to the extent that the Option Closing Date on the exercise of any over-allotment option is prior to the Share Availability) have been registered in the Company's books in the name of the Custodian;] and

         (b) the Company shall cause to be delivered to the Global Coordinator five signed copies of an opinion (satisfactory to the Global Coordinator and its counsel), dated such Registration Date, of Weil, Gotshal & Manges Sp. z o.o. Polish legal advisors to the Company to the effect that (i) the registration of the Capital Increase is complete and effective; and (ii) the New Shares have been duly authorized, validly issued, are fully paid and non-assessable and are not subject to any preemptive rights;

         (c) the Company shall deposit the New Shares with the Custodian on behalf of the Depositary pursuant to the Deposit Agreement and shall notify the Escrow Agent thereof.

4.2      DETERMINATION OF SHARE AVAILABILITY DATE AND RELEASE OF FUNDS

         Upon the date that the Escrow Agent has received each of (i) the documents referred to in Section 4.1(a)(i) and 4.1(a)(ii) above, (ii) a certificate substantially in the form of EXHIBIT E confirming receipt of the New Shares represented by ADSs by the Custodian, (iii) a certificate substantially in the form of EXHIBIT E confirming receipt of the Option Shares represented by ADSs (to the extent that the over-allotment option has been exercised) by the Custodian, (iv) a letter executed by the Global Coordinator in substantially the form of EXHIBIT F notifying the Escrow Agent of the aggregate amount of underwriting commissions, fees and expenses (the "UNDERWRITING FEES") payable in connection with the Underwriting Agreement (or otherwise) to be deducted from each of the Escrow Accounts prior to disbursement by the Escrow Agent of the Escrow Assets (as defined herein) and notifying the Escrow Agent of receipt of the opinion described in Section 4.1 by the Global Coordinator (such date, the "SHARE AVAILABILITY DATE"), the Escrow Agent shall, as soon as reasonably practicable and in any event within two (2) business days in Warsaw ("BUSINESS DAYS") release from the Escrow Accounts and transfer to the account of the Global Coordinator, the aggregate Underwriting Fees.

         Upon written confirmation of receipt in the substantially the form of EXHIBIT G of the aggregate Underwriting Fees from the Global Coordinator, the Escrow Agent shall as promptly as practicable release from the Escrow Accounts and transfer to the account of:

         (a) the Company, the Escrow Funds in the Company Escrow Account less the applicable Underwriting Fees; and

         (b) each Selling Stockholder, the Escrow Funds in the relevant Option Share Sub-Account (to the extent that the over-allotment option has been exercised) less the applicable Underwriting Fees.

         Such transfers shall be made to the accounts notified to the Escrow Agent from time to time by the Global Coordinator, the Company and each Selling Stockholder, as the case may be.

4.3      RELEASE OF THE OPTION SHARES

         To the extent that the Closing Date on the exercise of any over-allotment option (the "OPTION CLOSING DATE") is prior to the Share Availability Date, the Option Shares transferred to the Escrow Agent pursuant to Section 3 of this Agreement shall remain in the Option Share Blocked Account with irrevocable instructions from each Selling Stockholder or the Attorney-in-Fact (as applicable) in substantially the form of Exhibit H to release such Option Shares to the Custodian on behalf of the Depositary upon registration of the Capital Increase on such day as the Company releases the New Shares to the Custodian pursuant to Section 4.1(c). If the over-allotment option is not exercised in respect of some or all of the Option Shares, each Selling Stockholder or the Attorney-in-Fact (as applicable) authorizes and instructs the Escrow Agent to transfer such Option Shares to the Selling Stockholder following the expiry of the over-allotment option, or if earlier, in accordance with instructions given by the Global Coordinator.

         In the event that an Option Closing Date is on or after the Share Availability Date, each Selling Stockholder or the Attorney-in-Fact (as applicable) shall release the Option Shares directly to the Custodian on behalf of the Depository on the applicable Option Closing Date.

         Each Selling Stockholder or the Attorney-in-Fact (as applicable) shall deliver or cause to be delivered all instructions, certificates, documents and agreements required by the Escrow Agent or the Depository in accordance with this Agreement and the Deposit Agreement, respectively.

4.4      DISBURSEMENT AND RELEASE ON THE TERMINATION DATE

         If the Escrow Agent either (i) receives notification at any time prior to [30 September 1999] (or such later date as agreed to by the Company, the Selling Stockholders and the Global Coordinator and notified to the Escrow Agent) (the "TERMINATION DATE") from the Company pursuant to
         Section 5 of this Agreement that the Commercial Court in Warsaw has rejected the Capital Increase, or (ii) has not, by the Termination Date been notified by the Company or otherwise that the Commercial Court in Warsaw has approved the application for registration of the Capital Increase, the Escrow Agent shall disburse:

         (a) a sum equal to the amount of all Escrow Funds held in all Escrow Accounts to the Depositary for distribution to the then holders of ADSs in accordance with the terms of the Deposit Agreement; and

         (b)      the Option Shares to the relevant Selling Stockholder.

4.5      TIMING OF PAYMENT AND TRANSFER

         Such payments and transfers in accordance with Section 4.4 shall be made as promptly as possible in accordance with written instructions provided by the Global Coordinator (but in no event later than three business days) following the earlier of (i) the date that the Escrow Agent is notified by the Company in accordance with Section 4.4(i) or
         (ii) the Termination Date, as the case may be.

4.6      ADJUDICATED DISPUTE

         The Escrow Funds and the Option Shares held by the Escrow Agent in the Option Share Blocked Accounts (together the "ESCROW ASSETS") shall be released and disbursed either to the Global Coordinator, the Company or the Selling Stockholders, as the case may be, as soon as practicable after receipt by the Escrow Agent of a copy of, and in accordance with, a Final Judgment as specified in Section 6.2.

4.7      INSOLVENCY OF ESCROW AGENT

         The Escrow Assets shall be released and disbursed pursuant to the instructions of the Global Coordinator immediately prior to, and in any event no later than upon, commencement of any insolvency proceedings against the Escrow Agent.

4.8      AUTHORITY AND INSTRUCTIONS

         The Company, each Selling Stockholder and the Attorneys-in-Fact hereby irrevocably and expressly instruct the Escrow Agent to make, and consent to, all transfers and payments made in accordance with the foregoing provisions of this Agreement.

5.       UNDERTAKINGS

         The Company agrees to notify the Escrow Agent and the Global Coordinator immediately by fax (to be confirmed by telephone) if the Commercial Court in Warsaw approves or rejects the application to register the Capital Increase.

6.       RESPONSIBILITY OF ESCROW AGENT

6.1      LIMITATION OF DUTIES

         Except as specifically provided in this Agreement, the Escrow Agent shall have no duties or responsibilities hereunder and shall not be liable hereunder except to the extent that the Escrow Agent has breached this Agreement, or demonstrated negligence or willful misconduct in any action or failure to act. The liability of the Escrow Agent hereunder shall be limited to an amount equal to the sum of the Escrow Assets and the Escrow Agent shall be protected to the extent that it has acted based upon any certificate, notice or other instrument whatsoever received by the Escrow Agent in accordance with this Agreement, not only as to its authenticity, genuineness and due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which the Escrow Agent in good faith believes to be genuine and to have been signed or presented by the proper person or persons or their counsel.

6.2      LIMITATION ON OBLIGATION TO DISBURSE OR RELEASE

         Subject to Section 14.3, if a dispute shall arise between or among one or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Escrow Agent shall deliver the Escrow Assets or any portion thereof or as to any other matter arising out of or relating to this Agreement, the Escrow Agent shall not be required to adjudicate such dispute and, subject to Section 4.5, need not make any delivery of the Escrow Assets or any portion thereof but may retain the same until the rights of the parties to the dispute shall have finally been determined by written agreement among such parties or by a competent arbitral tribunal, after all appeals have been finally determined by a court of competent jurisdiction or the time for further appeals has expired without an appeal having been made (for purposes of this Agreement, a "FINAL JUDGMENT"). The Escrow Agent shall deliver the Escrow Assets, if any, covered by such agreement or Final Judgment within five (5) business days after the Escrow Agent has received a copy of such agreement or Final Judgment. The Escrow Agent shall be entitled to assume that no controversy has arisen unless it has received a written notice (i) that such a controversy has arisen, (ii) that such controversy relates specifically to this Agreement and (iii) which identifies the adverse claimants to the controversy.

6.3      LIMITATION ON ACTIONS BY ESCROW AGENT

         In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any other of the parties hereto with respect to any or all of the Escrow Assets, the Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by both the Company and the Global Coordinator or by both the Selling Stockholders and the Global Coordinator, as the case may be, or by an order of a court of competent jurisdiction. The Escrow Agent shall be deemed to have no notice of, or duties with respect to, any agreement or agreements with respect to the Escrow Assets other than this Agreement or except as otherwise provided herein. With respect to the Escrow Account, in the event that any of the terms and provisions of any other agreement (excluding any amendment to this Agreement) between any of the parties hereto conflict or are inconsistent with any of the terms and conditions of this Agreement, this Agreement shall govern and control in all respects.

6.4      NO INTEREST IN ESCROW ASSETS

         Notwithstanding any provision to the contrary contained in any other agreement (excluding any amendment to this Agreement) between any of the parties hereto, the Escrow Agent shall have no interest in the Escrow Assets except as provided for in this Agreement. In connection therewith, the Escrow Agent hereby expressly waives any and all right to (i) use any of the Escrow Assets as collateral for, or to otherwise secure, any claims of the Escrow Agent against any of the Global Coordinator, the Underwriters, the Company, the Selling Stockholders or the Attorneys-in-Fact or (ii) set-off any debts due to it by the Global Coordinator, the Underwriters, the Company or the Attorneys-in-Fact, the Selling Stockholders or the Attorneys-in-Fact by using the Escrow Assets.

7.       NO LIEN

7.1 Notwithstanding anything in this Agreement to the contrary, no pledge, security interest or lien (or any other interest that would constitute a Lien under and as defined in the indentures governing the Company's 10 1/4% Senior Notes due 2007, 11 1/4% Senior Discount Notes due 2007 and 11% Senior Discount Notes due 2007) shall be created or deemed to be created by this Agreement, and any provision determined by a court of competent jurisdiction after all appeals have been finally determined to create any such interest shall be null and void, AB INITIO and shall result in the actions required as if the Termination Date had occurred under Section 4.5(ii). The Escrow Funds in the Company Escrow Account are the general unsecured assets of the Company available to its creditors in the event of an insolvency in accordance with applicable insolvency laws.

8.       FEES

         The Company shall pay to the Escrow Agent the Escrow Agent fees in the amount and in the manner set forth in a separate letter dated the date hereof between the Company and the Escrow Agent.

9.       AMENDMENT AND CANCELLATION

         The Escrow Agent shall not be bound by any cancellation, waiver, modification or amendment of this Agreement, including the transfer of any interest hereunder, unless such modification is in writing and signed by the Global Coordinator and the Company (and, to the extent affected thereby, the Selling Stockholders) and, if the duties of the Escrow Agent hereunder are affected, unless the Escrow Agent also shall have given its written consent thereto.

10.      PAYMENT

         At any time the Escrow Agent is required to distribute or pay over any amounts held by or received by it under any of the provisions of this Agreement, such distribution and payment shall be notified to the Escrow Agreement in accordance with the provisions of this Agreement, provided however, that no notification is required for the Escrow Agent to make such distributions and payments in accordance with Section 4.4(ii) and 4.5(ii).

11.      NOTICES

         All notices, objections and other communications hereunder shall be given by telephone, fax or personal messenger and shall be deemed to have been duly given when delivered as follows:

         If to the Escrow Agent:

         ING Bank N.V. (Warsaw Branch)


         Fax Number:

         Attention:


         If to the Company:

         Netia Holdings S.A.
         ul. Poleczki 13
         02-822 Warsaw, Poland

         Fax Number: (48)-22-648-4490

         Attention: Meir Srebernik


         If to the Selling Stockholders:

         Trefoil Capital Investors, L.P.
         4444 Lakeside Drive
         Burbank, California 91505

         Fax Number: 001 818 842 3142

         Attention: Robert G. Moskowitz


         Shamrock Holdings Inc.
         4444 Lakeside Drive
         Burbank, California 91505

         Fax Number: 001 818 842 3142

         Attention: Robert G. Moskowitz


         If to the Global Coordinator:
         Donaldson, Lufkin & Jenrette International
         99 Bishopsgate
         London
         EC2M 3YF

         Fax Number: (44) 171 655 7614

         Attention: Christian Karcher

12.      BINDING EFFECT; ASSIGNMENT; THIRD PARTY BENEFICIARIES

         No party hereto may assign its rights and obligations hereunder without the consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon or inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. This Agreement is entered into for the benefit of the parties hereto and the owners and beneficial owners of the Shares and ADSs. This Agreement is not intended to, and shall not, create any third party beneficiaries or rights in any other third parties.

13.      ENTIRE AGREEMENT

         This Escrow Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereto and supersedes all prior agreements and understandings (written or oral) of the parties in connection herewith.

14.      GOVERNING LAW AND JURISDICTION

14.1     GOVERNING LAW

         This Escrow Agreement shall be governed by and construed in accordance with Polish law.

14.2     JURISDICTION

         In relation to any legal action or proceedings arising out of or in connection with this Agreement ("PROCEEDINGS") each of the Company, the Escrow Agent, each Selling Shareholder and each Attorney-in-Fact irrevocably submits to the jurisdiction of the courts of Poland and waives any objection to Proceedings in such courts whether on the grounds that the Proceedings have been brought in an inconvenient forum or otherwise. This submission is made for the benefit of the Global Coordinator on behalf of each of the Underwriters and shall not affect the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any court of competent jurisdiction preclude any of them from taking Proceedings in any other court of competent jurisdiction (whether concurrently or not).

14.3     OPTION TO ARBITRATE

         Notwithstanding the preceding provisions of this Section 14, each of the Company, each Selling Stockholder, each Attorney-in-Fact and the Escrow Agent agrees that any disputes that may arise out of or in connection with this Agreement (including any questions regarding its existence, validity or termination) may, at the option of the Global Coordinator on behalf of the Underwriters, with notice given to the Company, the Escrow Agent, each Attorney-in-Fact and each Selling Stockholders, be referred to and finally resolved by arbitration under the rules of the London Court of International Arbitration, the rules of which are deemed to be incorporated by reference into this Agreement. The place of such arbitration shall be London and the language English.

15.      COUNTERPARTS

         This Escrow Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts or instruments shall constitute one agreement, binding on all the parties hereto.

Agreement as of the day and year first above written.


DONALDSON, LUFKIN & JENRETTE INTERNATIONAL as Global Coordinator


By:
    ------------------------------------
    Name:
    Title:


NETIA HOLDINGS S.A.


By:
    ------------------------------------
    Name:
    Title:


SHAMROCK HOLDINGS, INC.


By:
    ------------------------------------
    Name:
    Title:


TREFOIL CAPITAL INVESTORS, L.P.
By TREFOIL INVESTORS, INC., its General Partner


By:
    ------------------------------------
    Name:
    Title:


ING BANK N.V. (WARSAW BRANCH)


By:
    ------------------------------------
    Name:
    Title:


Escrow Agreement Signature Page(s)

MEIR SREBERNIK
as Attorney-in-Fact for each Selling Stockholder pursuant to the Custody Agreement


By:
    ------------------------------------
    Name:
    Title: Attorney-in-Fact


AVRAHAM HOCHMAN
as Attorney-in-Fact for each Selling Stockholder pursuant to the Custody Agreement


By:
    ------------------------------------
    Name:
    Title: Attorney-in-Fact


Escrow Agreement Signature Page(s)

                                    EXHIBIT A

                              ING RECEIPT OF FUNDS

                          ING BANK N.V. (WARSAW BRANCH)
                              --------------------
                              --------------------
                                     POLAND


Donaldson, Lufkin & Jenrette International
99 Bishopsgate
London EC2M 3YF
Attention: Christian Karcher


The undersigned hereby acknowledges receipt from Donaldson, Lufkin & Jenrette International, Lehman Brothers International (Europe), Credit Suisse First Boston (Europe) Limited, ABN AMRO Rothschild and Deutsche Bank AG London, as representatives of the several underwriters named on Schedule I to the Underwriting Agreement dated ____ _______ 1999, of wire transfers of immediately available same-day funds, in the aggregate amount of $____________ in accordance with the attached Funds Flow Memorandum.


                                                   ING BANK N.V. (WARSAW BRANCH)


                                                   By:
                                                      --------------------------
                                                   Name:
                                                   Title:

Date: ___ August 1999

                                    EXHIBIT B

                             INVESTMENT INSTRUCTIONS


ING Bank N.V. (Warsaw Branch)
----------------
----------------
Poland


Netia Holdings S.A. and Meir Srebernik, as Attorney-in-Fact on behalf of each of Shamrock Holdings Inc. and Trefoil Capital Investors L.P. (the "SELLING STOCKHOLDERS") hereby instruct ING Bank N.V. (Warsaw Branch) (the "ESCROW AGENT") to invest all funds deposited pursuant to the Escrow Agreement dated ___ August 1999 among Donaldson, Lufkin & Jenrette International, the Selling Stockholders, the Escrow Agent, Meir Srebernik and Avraham Hochman in the Company Escrow Account and the Selling Stockholder Escrow Accounts (as applicable and as defined in the Escrow Agreement) as follows:


                                    [To Come]


                                           NETIA HOLDINGS S.A.

                                           By:
                                              --------------------------------
                                           Name:
                                           Title:


                                           MEIR SREBERNIK
                                           as Attorney-in-Fact

                                           on behalf of the Selling Stockholders


                                           By:
                                              --------------------------------
                                           Name:  Meir Srebernik
                                           Title: Attorney-in-Fact

                                    EXHIBIT C

              CONFIRMATION OF DEPOSIT AND RECEIPT OF OPTION SHARES

                                                                   __ _____ 1999

ING Barings (Warsaw Branch)
------------------
------------------
Poland


Ladies and Gentlemen:

In accordance with notice of an over-allotment option exercise pursuant to
Section 2 of the Underwriting Agreement, dated ___ July 1999, among Netia Holdings S.A. (the "COMPANY"), the Selling Stockholders (as defined therein) and Donaldson, Lufkin & Jenrette International, Lehman Brothers International (Europe), Credit Suisse First Boston (Europe) Limited, ABN AMRO Rothschild and Deutsche Bank AG London, as representatives of the several underwriters named on
Schedule I to the Underwriting Agreement, I do hereby deliver to ING Bank N.V. (Warsaw Branch), acting as escrow agent pursuant to the Escrow Agreement dated
___ August 1999, certificates representing the aggregate number set forth below of the Company's common shares, nominal value Pln 6.00 per share for deposit to the Option Share Blocked Account (as defined in the Escrow Agreement) indicated below.


Option Share Blocked Account              Number of Option Shares
----------------------------              -----------------------

Shamrock Holdings Inc.

Trefoil Capital Investors, L.P.


                                          MEIR SREBERNIK
                                          as Attorney-in-Fact

                                          on behalf of the Selling Stockholders


                                          By:
                                              ---------------------------------
                                          Name:  Meir Srebernik
                                          Title: Attorney-in-Fact

Confirmation of Deposit of Option Shares

                                                                   __ _____ 1999

Donaldson, Lufkin & Jenrette International
99 Bishopsgate
London  EC2M 3YF
Attention: Christian Karcher

Netia Holdings S.A.
ul. Poleczki 13
02-822 Warsaw
Poland
Attention: Meir Srebernik


We hereby certify that, pursuant to the Escrow Agreement dated ___ ________ 1999, we have received and deposited the following shares in the Option Share Blocked Account indicated below:


Option Share Blocked Account              Number of Option Shares
----------------------------              -----------------------

Shamrock Holdings Inc.

Trefoil Capital Investors, L.P.


                                          ING BANK N.V. (WARSAW BRANCH)


                                          By:
                                              ---------------------------------
                                          Name:
                                          Title:

Confirmation of Deposit of Option Shares

                                    EXHIBIT D

                 CERTIFICATE OF REGISTRATION IN COMPANY'S BOOKS


Donaldson, Lufkin & Jenrette International
99 Bishopsgate
London  EC2M 3YF
Attention: Christian Karcher

ING Bank N.V. (Warsaw Branch)
------------------
------------------
Poland


Netia Holdings S.A. (the "COMPANY") hereby acknowledges that the [5,500,000 New Shares/_____Option Shares] have been registered in the Company's books in the name of Bank Polska Kasa Opleki S.A., the Custodian named in the Deposit Agreement dated ___ ______ 1999 by and among the Company and the Bank of New York. Evidence of such registration is attached hereto.


                                                NETIA HOLDINGS S.A.


                                                By:
                                                   -----------------------------
                                                Name:
                                                Title:

Certificate of Registration in Company Books

                                    EXHIBIT E

                             CUSTODIAN'S CERTIFICATE


                          BANK POLSKA KASA OPLEKI S.A.
                                -----------------
                                -----------------
                                -----------------
                                ___ ________ 1999


ING Bank N.V. (Warsaw Branch)
----------------
----------------
Poland


Ladies and Gentlemen:

The Undersigned hereby certifies that it is holding in the name of The Bank of New York ("BONY") in a segregated account, __________ shares of nominal value Pln 6.00 each of Netia Holdings S.A. (the "COMPANY"), for deposit under the Deposit Agreement dated ___ August 1999 between the Company and BoNY, as Depositary.


                                                    BANK POLSKA KASA OPIEKI S.A.


                                                    By:
                                                       -------------------------
                                                    Name:
                                                    Title:

Custodian's Certificate

                                    EXHIBIT F

                   DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
                                 99 Bishopsgate
                                 London EC2M 3YF
                                     England


            FUNDS PAYABLE TO THE UNDERWRITERS FROM THE ESCROW ACCOUNT

                                 ___ August 1999

ING Bank N.V. (Warsaw Branch)
----------------
----------------
Poland


Ladies and Gentlemen:

Donaldson, Lufkin & Jenrette International, Lehman Brothers International (Europe), Credit Suisse First Boston (Europe) Limited), ABN AMRO Rothschild and Deutsche Bank AG London, as representatives of the several underwriters named on
Schedule I to the Underwriting Agreement (collectively, the "UNDERWRITERS"), hereby deliver an instruction to the Escrow Agent under the escrow agreement (the "ESCROW AGREEMENT") dated ___ August 1999 among Netia Holdings S.A., ING Bank N.V. (Warsaw Branch), Donaldson, Lufkin & Jenrette International as Global Coordinator and the Selling Stockholders party to the Underwriting Agreement, dated ___ July 1999, among the Company, the Selling Stockholders and the Underwriters.

         1. We hereby confirm that the commissions, fees and expenses for which the Company has assumed responsibility pursuant to the Underwriting Agreement are $_________.

         2. We hereby confirm that the commissions, fees and expenses for which the Shamrock Holdings Inc. has assumed responsibility pursuant to the Underwriting Agreement are $_________.

         3. We hereby confirm that the commissions, fees and expenses for which the Trefoil Capital Partners, L.P. has assumed responsibility pursuant to the Underwriting Agreement are $_________.

         4. We hereby confirm receipt of opinion required by Section 4.1(b) of the Escrow Agreement.

         5. Upon satisfaction of the conditions in Section 4.2 of the Escrow Agreement, such funds are to be wire transferred from the relevant Escrow Account in immediately available funds to the following account:

                           ----------------------
                           ----------------------

Funds Payable to Underwriters Letter

         Please acknowledge receipt of this instruction by countersigning the following page.


                                Donaldson, Lufkin & Jenrette International
                                Lehman Brothers International (Limited)
                                Credit Suisse First Boston (Europe) Limited
                                Abn Amro Rothschild
                                Deutsche Bank Ag London


                                By: DONALDSON, LUFKIN & JENRETTE INTERNATIONAL


                                By:
                                    ------------------------------------------
                                Name:
                                Title:

Funds Payable to Underwriters Letter

                                    EXHIBIT G

                               DLJI CROSS RECEIPT

Donaldson, Lufkin & Jenrette International, Lehman Brothers International (Europe), Credit Suisse First Boston (Europe) Limited), ABN AMRO Rothschild and Deutsche Bank AG London, as representatives of the several underwriters named on
Schedule I to the Underwriting Agreement (collectively, the "UNDERWRITERS"), acknowledge receipt from ING Barings (Warsaw Branch) (the "ESCROW AGENT") of $__________ representing payment in full of all commissions, fees and expenses owed to the Underwriters by the Company and the Selling Stockholders, respectively, for the purchase and sale of (i) 5,500,000 American Depositary Shares (the "ADSs") representing the 5,500,000 shares the Common Shares of Netia Holdings, S.A. (the "COMPANY"), nominal value Pln 6.00 per share (the "COMMON SHARES") purchased by the Underwriters from the Company, and (ii) __________ ADSs representing the _________ shares of the Company's Common Shares purchased by the Underwriters from the Selling Stockholders, in each case pursuant to the Underwriting Agreement, dated ___ July 1999, among the Company, the Selling Stockholders and the Underwriters.

                                  Donaldson, Lufkin & Jenrette International
                                  Lehman Brothers International (Limited)
                                  Credit Suisse First Boston (Europe) Limited
                                  Abn Amro Rothschild
                                  Deutsche Bank Ag London


                                  By: DONALDSON, LUFKIN & JENRETTE INTERNATIONAL


                                  By:
                                     -------------------------------------------
                                  Name:
                                  Title:

DLJI Cross Receipt

The undersigned hereby acknowledges delivery to Donaldson, Lufkin & Jenrette International, on behalf of the Underwriters, of wire transfers of immediately available same-day funds, in the aggregate amount of $___________ in accordance with the attached Funds Flow Memorandum, representing payment in full of all commissions, fees and expenses owed to the Underwriters pursuant to the Underwriting Agreement.


                                         ING BANK N.V. (WARSAW BRANCH)


                                         By:
                                            -----------------------------
                                         Name:
                                         Title:

Date: ___ ________ 1999


                                       G-2

DLJI Cross Receipt